Exhibit 23.1


Deloitte &
Touche LLP
                                        Suite 1600     Telephone (214)777-7000
                                        Texas Commerce Tower
                                        2200 Ross Avenue
                                        Dallas, Texas 75201-6778



October 15, 1996


Ms. Carol Owen
Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78232


Dear Carol:

Enclosed is a signed copy of our Independent Auditors' Report dated June 26, 1996 on the statements of revenues and direct operating expenses of Enserch Exploration, Inc's Wamsutter Area Package for use in the Abraxas Petroleum Corporation Form 8-K to be filed on October 15, 1996.


Sincerely,



Date: Octobr 15, 1996   By: Richard K. Herlin
                        ----------------------
                        Richard K. Herlin
                        Partner